UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported), November 22, 2004

                                iSecureTrac Corp.

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               (Exact name of registrant as specified in charter)


         Delaware                    0-26455                  87-0347787

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(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)          Identification No.)


5078 South 111th Street, Omaha, Nebraska                                   68137

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(Address of principal executive offices)                              (Zip Code)

        Registrant's telephone number, including area code (402) 537-0022


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On November 22, 2004, SRG Capital LLC converted $50,000 of their note payable with iSecureTrac Corp. (the "Company") into 217,391 shares of the Company's common stock (par value $0.001 per share) at a conversion price of $0.23 per share.

On December 13, 2004, JM Investors LLC converted $69,000 of their note payable with iSecureTrac Corp. into 300,000 shares of the Company's common stock (par value $0.001 per share) at a conversion price of $0.23 per share.

On December 16, 2004, JM Investors LLC converted $46,000 of their note payable with iSecureTrac Corp. into 200,000 shares of the Company's common stock (par value $0.001 per share) at a conversion price of $0.23 per share.

On December 20, 2004, JM Investors LLC converted $21,750 of their note payable with iSecureTrac Corp. into 94,565 shares of the Company's common stock (par value $0.001 per share) at a conversion price of $0.23 per share.

On December 21, 2004, Republic Aggressive Growth converted $65,893 of their note payable with iSecureTrac Corp. into 286,491 shares of the Company's common stock (par value $0.001 per share) at a conversion price of $0.23 per share.

On December 29, 2004, Sonz Partners LP converted $150,000 of their note payable with iSecureTrac Corp. into 652,174 shares of the Company's common stock (par value $0.001 per share) at a conversion price of $0.23 per share.

On December 30, 2004, Enable Growth Partners LP converted $100,000 of their note payable with iSecureTrac Corp. into 434,783 shares of the Company's common stock (par value $0.001 per share) at a conversion price of $0.23 per share.

On December 30, 2004, Roger Kanne converted $576,388 of his note payable with iSecureTrac Corp. into 2,506,035 shares of the Company's common stock (par value $0.001 per share) at a conversion price of $0.23 per share.

On December 30, 2004, Martin Halbur converted $75,000 of his note payable with iSecureTrac Corp. into 326,087 shares of the Company's common stock (par value $0.001 per share) at a conversion price of $0.23 per share.


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

On December 30, 2004, SRG Capital LLC converted $20,000 of their note payable with iSecureTrac Corp. into 86,956 shares of the Company's common stock (par value $0.001 per share) at a conversion price of $0.23 per share.

On December 30, 2004, Kenneth Macke converted $1,000,000 of his note payable with iSecureTrac Corp. into 4,347,826 shares of the Company's common stock (par value $0.001 per share) at a conversion price of $0.23 per share.

On December 30, 2004, Buckshot Capital converted $400,000 of their note payable with iSecureTrac Corp. into 1,739,130 shares of the Company's common stock (par value $0.001 per share) at a conversion price of $0.23 per share.

On December 30, 2004, all Series A Convertible Preferred Stockholders converted 10,255.966 shares of their Series A Convertible Preferred Stock with iSecureTrac Corp. into 10,255,966 shares of the Company's common stock (par value $0.001 per share). Pursuant to its terms, the Series A Convertible Preferred Stock converted at 1,000 common shares to one Series A Preferred Share.

On January 3, 2005, Alpha Capital Aktiengesellschaft converted $100,000 of their note payable with iSecureTrac Corp. into 434,783 shares of the Company's common stock (par value $0.001 per share) at a conversion price of $0.23 per share.

On January 11, 2005, all Series B Convertible Preferred Stockholders converted 300 shares of their Series B Convertible Preferred Stock with iSecureTrac Corp. into 500,100 shares of the Company's common stock (par value $0.001 per share). Pursuant to its terms, the Series B Convertible Preferred Stock converted at 1,667 common shares to one Series B Preferred Share.

The shares of common stock issued upon the conversion of debt were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of such Act. The shares of common stock were issued to a limited number of debtholders, each of whom was determined to be an accredited investor. There was no general solicitation and each purchaser represented that they were purchasing the shares for their own account. The shares of common stock issued upon the conversion of the Series A Preferred Stock and the Series B Preferred Stock were exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) of such Act.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ISECURETRAC CORP.


Date: January 27, 2005                      By: /s/ Thomas E. Wharton, Jr
                                                -------------------------
                                                President & CEO


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